Exhibit 10.1

COMMUNITY BANK
Partnership Banking°

CHANGE IN TERMS AGREEMENT

Principal $10,000,000.00	Loan Date 07-12-2018	Maturity 08-01-2020	Loan No 155354101	Call / Coll	Account 600714	Officer	Initials
References in the boxes above are or Lenders use only and do not limit the applicability of this document to any particular loan o item.
Any item above containing "''''' has been omitted due to text length limitations.

Borrower:	BISCO INDUSTRIES, INC.	Lender:	COMMUNITY BANK
	1500 N. LAKEVIEW AVENUE		ANAHEIM BRANCH
	ANAHEIM, CA 92807		2300 EAST KATELLA AVENUE, SUITE 125
ANAHEIM, CA 92806
(800) 788-9999

Principal Amount: $10,000,000.00	Date of Agreement: July 12, 2018

DESCRIPTION OF EXISTING INDEBTEDNESS. A line of credit evidenced by a Promissory Note dated July 14, 2016 in the original principal amount of $10,000,000.00, with all renewals, modifications, and substitutions including but not limited to all Change in Terms Agreements ("Note").

The Note and all renewals, extensions, modifications refinancings and substitutions are subject to the terms and conditions of that certain Business Loan Agreement dated July 14, 2016, executed by and between Borrower and Lender, together with all amendments and addendums thereto ("Loan Agreement").

DESCRIPTION OF COLLATERAL.

A security interest in all of Borrowers personal property assets more particularly described in that certain Commercial Security Agreement dated May 11, 2017, executed by Borrower, as Grantor, in favor of Lender ("Security Agreement")

A security interest in all of Eaco Corporation's personal property assets more particularly described in that certain Commercial Security Agreement of even date, executed by Eaco Corporation, as Grantor, in favor of Lender ("Security Agreement").

DESCRIPTION OF CHANGE IN TERMS. Upon the Lender's receipt of this executed document and the receipt of fees and charges as described in the Disbursement Request and Authorization, the Note, Loan Agreement and related documents are hereby modified as follows:

1) The date on which all outstanding principal is due and payable (together with any accrued but unpaid interest) (the "Maturity Date") is hereby extended from March 1, 2019 to August 1, 2020. Notwithstanding the extension of the Maturity Date, Borrower shall make regular monthly payments of all accrued unpaid interest until the Maturity Date as extended above.

2) The "DESCRIPTION OF COLLATERAL" above is hereby amended to add the following collateral to secure the Note:

A security interest in all of Eaco Corporation's personal property assets more particularly described in that certain Commercial Security Agreement of even date, executed by Eaco Corporation, as Grantor, in favor of Lender ("Security Agreement")

3) The interest rate is hereby modified to decrease the rate to be applied over the Index from 0.000% to -.500%, as further described in the paragraph below titled "VARIABLE INTEREST RATE".

4) The Note is hereby modified to add the following rate options: One Hundred Eighty (180) day Libor Rate plus a margin of 1.550%; or the One (1) Year Libor plus a margin of 1.550%, as more fully described in the paragraphs below entitled "INTEREST RATE OPTIONS."

VARIABLE INTEREST RATE. Subject to designation of a different interest rate index by Borrower as provided below, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate. which is the Prime Rate published in the "Money Rates" section of the Wall Street Journal from time to time (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrowers request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.000% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.500 percentage points under the Index, resulting in an initial rate of 4.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST RATE OPTIONS. On the terms and subject to the conditions set forth herein. Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under this Note. Principal shall be payable as specified herein in the "Payment" section. and interest shall be payable as specified for each Rate Option. The following Rate Options are available to Borrower:

(A) Default Option. The interest rate margin and index described in the "VARIABLE INTEREST RATE" paragraph herein (the "Default Option").

(B) ONE HUNDRED EIGHTY (180) DAY LIBOR RATE. A margin of 1.550 percentage points over ONE HUNDRED EIGHTY (180) DAY LIBOR RATE. For purposes of this Note, ONE HUNDRED EIGHTY (180) DAY LIBOR RATE shall mean London Interbank Offered Rate (LIBOR) as quoted as the average of Interbank offered rates for 6 month(s) United States dollar-denominated deposits in the London market as published by the Intercontinental Exchange. Interest based on this Rate Option will be fixed (a "Fixed Rate Option") for 180 days (the "Interest Period"), in any case extended to the next succeeding business day when necessary, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period. Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the "Highest Lawful Rate") shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

(C) ONE (1) YEAR LIBOR. A margin of 1.550 percentage points over ONE (1) YEAR LIBOR. For purposes of this Note, ONE (1) YEAR LIBOR shall mean London Interbank Offered Rate (LIBOR) as quoted as the average of Interbank offered rates for 12 month(s) United States dollar-denominated deposits in the London market as published by the Intercontinental Exchange. Interest based on this Rate Option will be fixed (a "Fixed Rate Option") for twelve (12) months (the "Interest Period"). in any case extended to the next succeeding business day when necessary, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period. Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the "Highest Lawful Rate") shall be made on the effective day of any change in the Highest Lawful Rate. Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

CHANGE IN TERMS AGREEMENT
Loan No: 155354101	(Continued)	Page 2

The following provisions concerning Rate Options are a part of this Note:

Selection of Rate Options. Provided Borrower is not in default under this Note, Borrower may request (a "Rate Request") that a $1,000,000.00 increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, this Note bear interest at the selected rate. Borrower may make this Rate Request by telephonic notice, however no later than 10:00 AM PDT three (3) business days prior to the effective date of the Rate Request to permit Lender to quote the rate requested.

Applicable Interest Rate. Borrower's Rate Request will become effective, and interest on the increment designated will be calculated at the rate (the "Effective Rate"), which Borrower requested, for the applicable Interest Period, subject to the following:

(1) Notwithstanding any Rate Request, interest shall be calculated on the basis of the Default Option if (a) Lender, in good faith, is unable to ascertain the requested Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for Lender to maintain loans based upon the requested Rate Option, or (c) Lender, in good faith, determines that it is impracticable to maintain loans based on the requested Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Rate Options. Upon the occurrence of any of the events described in this "Interest Rate Options" section, any increment to which a requested Rate Option applies shall be immediately (or at the option of Lender, at the end the current applicable Interest Period), without further action of Lender or Borrower, converted to an increment to which the Default Option applies.

(2) Borrower may have no more than a total of 3 Effective Rates applicable to amounts outstanding under this Note at any given time.

(3) A Rate Request shall be effective as to amounts to be disbursed under this Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for Borrower's account in accordance with the provisions of this Note and any related loan documents.

(4) Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Default Option.

(5) Any amounts of outstanding principal bearing interest based upon a Rate Option shall bear interest at such rate until the end of the Interest Period for that Rate Option, and thereafter shall bear interest based upon the Default Option unless a new Rate Request for a Rate Option complying with the terms hereof has been made and has become effective.

(6) Upon default Lender shall no longer be obligated to honor any Rate Requests.

(7) No Interest Period shall extend beyond the maturity date of this Note.

Notices: Authority to Act. Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for Borrower's convenience. Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice. Borrower's obligation to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

5) The paragraph entitled "PREPAYMENT OF LIBOR RATE LOANS; BREAKAGE FEE" is hereby added to the Note as follows:

PREPAYMENT OF LIBOR RATE LOANS; BREAKAGE FEE. In the event of any payment, repayment, mandatory or optional prepayment on a date other than the last day of the LIBOR period, Borrower shall pay to Lender an amount sufficient to reimburse Lender for any and all loss, cost or expense incurred or suffered by Lender that Lender determines is attributable to the events described in this Section ("LIBOR Breakage Fee"). The LIBOR Breakage Fee shall be the amount determined by Lender to be the excess, if any, of the amount of interest which would have accrued on the principal amount of such loan had such event not occurred, at the LIBOR Rate plus applicable LIBOR margin that would have been applicable to such loan, for the period from the date of such event to the last day of the then current LIBOR Period

6) The paragraph entitled "PREFERRED RATE" is hereby added to the Note as follows:

PREFERRED RATE. This Note includes a Preferred Rate if the payments are made through an automatic payment deduction from a Community Bank Deposit Account ("CB Account"). The interest rate set forth on this Note is the Wall Street Journal Prime Rate minus -.500%; the One Hundred Eighty (180) day Libor Rate plus a margin of 1.550%; or the One (1) Year Libor plus a margin of 1.550%, (the "Note Rate" herein) as described above. If payments are made through an automatic payment deduction from a CB Account, the interest rate will accrue at Wall Street Journal Prime Rate minus -0.750%; the One Hundred Eighty (180) day Libor Rate plus a margin of 1.300%; or the One (1) Year Libor plus a margin of 1.300% (the "Preferred Rate" herein). In the event the automatic payment deduction is terminated by Borrower or Lender for any reason, Lender may, at its option, immediately replace the Preferred Rate with the Note Rate,

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

COUNTERPARTS. This agreement, document or instrument may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, document or instrument. Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this agreement, document or instrument is as effective as delivery of an originally executed counterpart of this agreement, document or instrument.

ACKNOWLEDGMENT BY GUARANTOR. By its signature in the space provided below, the undersigned Guarantor(s) acknowledge(s) and represent(s) that (i) it consents to the modification of the Note as provided in this Modification; (ii) the Commercial Guaranty dated July 14, 2016 executed by Guarantor in favor of Lender (the "Guaranty") continues in full force and effect; (iii) Guarantor has no offsets or defenses to its obligations under the Guaranty, and (iv) the "Note" referred to in the Guaranty shall be hereinafter deemed to refer to the Note as modified by this Modification.

CHANGE IN TERMS AGREEMENT
Loan No: 155354101	(Continued)	Page 3

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

BISCO INDUSTRIES, INC.

By:	/S/ GLEN F. CEILEY
GLEN F. CEILEY, Pres/CEO/CFO/Sec of BISCO INDUSTRIES, INC.

X	/S/ GLEN F. CEILEY
GLEN F. CEILEY

EACO CORPORATION

By:	/S/ GLEN F. CEILEY
GLEN F. CEILEY, CEO/CFO/Secretary of EACO CORPORATION